Exhibit 10.2

OMNICARE, INC.

Performance Restricted Stock Unit Award

AWARD AGREEMENT, dated as of [____________] [___], [___], between Omnicare, Inc., a Delaware corporation (“Omnicare”), and [____________] (the “Participant”). This Award is granted by the Compensation, Nominating and Governance Committee of the Omnicare Board of Directors (the “Committee”) pursuant to the terms of the 2004 Stock and Incentive Plan (the “Stock Plan”). All capitalized terms not defined in this Agreement, shall have the meanings set forth in the Stock Plan.
Section 1. Performance Stock Unit Award. Omnicare hereby grants to the Participant, on the terms and conditions set forth herein, a target Award of [_________] “Performance Stock Units” (the “Target Shares”). The Performance Stock Units are notional units of measurement denominated in shares of Common Stock, which represent an unfunded, unsecured compensation obligation of Omnicare.
Section 2.    Performance Criteria.
2.1.    Eligible Units. Except as set forth in Section 4 below, provided the Participant is continuously employed by Omnicare or a Subsidiary from the date hereof through the Payment Date (as defined below), the Participant shall be paid a number of shares of Common Stock (the “Earned Shares”) equal to a percentage of the number of Target Shares based on (a) Omnicare’s achievement of the Earnings Per Share (EPS) performance criteria set forth on Exhibit A hereto, and (b) any discretionary adjustments made by the Committee. The initial determination of Earned Shares is dependent upon Omnicare’s compound annual EPS growth rate (CAGR) for the period of January 1, [___] to December 31, [___] [three years] (the “Performance Period”), with minimum, target and maximum performance levels. The initial determination of Earned Shares ranges from [___]% to [___]% of the Target Shares based on EPS performance. No Target Shares will be earned if EPS is below the minimum level.
As soon as practicable following the end of the Performance Period, the Committee shall, in its sole discretion, determine the EPS, the number of Earned Shares based solely on EPS as set forth in Exhibit A, and whether to increase or decrease such number of shares by as much as [ ]% (the date of determination, the “Determination Date”). The Committee may consider total shareholder return, cash flow, customer retention, operational efficiency and any other aspects of Company and individual performance in determining whether or not the number of Earned Shares based solely on EPS should be modified upward or downward. However, the Committee cannot reduce or increase the number Earned Shares based solely on EPS by more than [___]%. The Earned Shares shall be paid as soon as practicable following the Determination Date, but no later than March 15, [___] (the date of payment, the “Payment Date”).
Section 3.    Dividend Units. The amount of dividends paid per share on the Common Stock will be determined from January 1, [___] through the Determination Date, the date of the Participant’s death under Section 4.1, the date of the Participant’s termination of employment under Sections 4.2 to 4.5, or the date of the Change in Control under Section 4.7. Such amount, multiplied by the number of Earned Shares, will be paid in cash to the Participant during the first payroll period following the Payment Date, or the applicable date of payment under Sections 4.1 and 4.7.

Section 4.    Termination of Employment and Change in Control.
4.1.    Death. Within 30 days following Omnicare’s notification of the Participant’s death, the Participant’s estate shall receive a pro-rata portion of the Target Shares based on the number of days in the Performance Period that have elapsed prior to the Participant’s death.
4.2.    Disability. If the Participant’s employment terminates due to Disability (as defined in the Plan), on the Payment Date, the Participant shall receive a pro-rata portion of the Earned Shares based on the number of days in the Performance Period that have elapsed prior to the Participant’s termination of employment.
4.3.    Retirement. If the Participant’s employment terminates at such time as the Participant is eligible to retire under Omnicare’s Employees Savings and Investment Plan, the Committee may determine, in its sole discretion, that on the Payment Date, the Participant shall receive a pro-rata portion of the Earned Shares based on the number of days in the Performance Period that have elapsed prior to the Participant’s termination of employment.
4.4.    Termination without Cause due to a Reduction in Force. If Omnicare terminates the Participant’s employment without Cause (as defined below) as a result of a Reduction in Force (as defined below), on the Payment Date, the Participant shall receive a pro-rata portion of the Earned Shares based on the number of days in the Performance Period that have elapsed prior to the Participant’s termination of employment. For purposes of this Section, “Reduction in Force” means a termination of employment program involving two or more employees of Omnicare due to elimination of a previously required position(s) or previously required services, or due to the consolidation of departments, abandonment of facilities or offices, technological change or declining business activities, where such termination is intended to be permanent; or under other circumstances which the Committee designates as a reduction in force. For purposes hereof, the term “Cause” means embezzlement or misappropriation of corporate funds, commission of a felony, misconduct resulting in material injury to Omnicare or any Subsidiary, significant activities harmful to the reputation of Omnicare or any Subsidiary, a significant violation of Omnicare or Subsidiary policy, willful refusal to perform, or substantial disregard of, the duties properly assigned to the Participant, or a significant violation of any contractual obligation to Omnicare or any Subsidiary. Notwithstanding the foregoing, in the event the Participant is party to an employment (or similar) agreement with Omnicare or any Subsidiary that defines the term “cause,” such definition shall apply for purposes of this Agreement.
4.5.    Termination without Cause Upon Retirement Eligibility. If the Participant’s employment is terminated by Omnicare without Cause at such time as the Participant is eligible to retire (as determined under Omnicare’s Employees Savings and Investment Plan) and has completed at least 10 years of eligible service (as determined under Omnicare’s Employees Savings and Investment Plan), on the Payment Date, the Participant shall receive a pro-rata portion of the Earned Shares based on the number of days in the Performance Period that have elapsed prior to the Participant’s termination of employment.
4.6.    Termination for any Other Reason. The Participant shall forfeit the Performance Stock Units and any right to dividends upon a termination of the Participant’s employment for any reason other than as set forth in Sections 4.1 to 4.5.
4.7.    Change in Control. Notwithstanding the foregoing, upon a Change in Control, the Committee shall, in its sole discretion, determine the number of shares of Common Stock that are earned based on Omnicare’s achievement of the CAGR between January 1, [___] and the date of the Change in Control, as set forth in Exhibit B hereto (the resulting number of shares, the “CIC Earned Shares”). Provided the Participant is continuously employed by Omnicare or a Subsidiary from the date hereof through the date of the Change in Control, a pro-rata portion of the CIC Earned Shares, based on the number of days in the Performance Period that have elapsed prior to the Change in Control, shall be paid to the Participant within 30 days following the Change in Control.
Section 5.    Restrictions on Transfer. Neither this Award nor any Performance Stock Units covered hereby may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to Omnicare as a result of forfeiture of the units as provided herein.
Section 6.    No Voting Rights. The Performance Stock Units, whether or not vested, will not confer any voting rights upon the Participant, unless and until the Award is paid in shares of Common Stock.
Section 7.    Award Subject to Stock Plan. This Award is subject to the terms of the Stock Plan. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Stock Plan, the Stock Plan will govern and prevail.
Section 8.    Changes in Capitalization. The Performance Stock Units under this Award shall be subject to the provisions of the Stock Plan relating to adjustments for changes in corporate capitalization.
Section 9.    Section 409A. The provisions of this Agreement and any payments made hereunder are intended to comply with, and should be interpreted consistent with, the requirements of Section 409A of the Code, and any related regulations or other effective guidance promulgated thereunder by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”). However, the Committee shall have the right in its sole discretion to adopt such amendments to the Plan, this Award Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate either for this Award Agreement to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
Section 10.    No Right of Employment. Nothing in this Award Agreement shall confer upon the Participant any right to continue as an employee of Omnicare or a Subsidiary or to interfere in any way with the right of Omnicare or a Subsidiary to terminate the Participant’s employment at any time or to change the terms and conditions of such employment.
Section 11.    Governing Law. This Award Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.
Section 12.    Clawback. In addition to any compensation recovery (clawback) which may be required by this Award Agreement, law or regulation (including but not limited to any clawback required by Section 954 of the Dodd-Frank Act), the Participant acknowledges and agrees that any compensation paid under this Award Agreement shall be subject to any clawback requirements as set forth in Omnicare’s corporate governance guidelines or policies and to any similar successor provisions as may be in effect from time to time, including by reason of guidelines or policies adopted following the Participant’s termination of employment.

OMNICARE, INC.

By: ______________________________________
Name:

PARTICIPANT

By: ______________________________________
[NAME]

EXHIBIT A

Determination of the Number of Earned Shares:

Step I: The number of Earned Shares based solely on EPS is determined by the EPS for the year ending December 31, [___]. The EPS, if equal to or greater than $[___], will determine the percentage applied to the Target Shares using the table below.

Performance Level	Threshold	Target	Maximum
EPS	$[___]	$[___]	$[___]
Target Shares Modifier	[___]%	100%	[___]%

The Target Shares Modifier will be determined by linear interpolation if EPS is between the Threshold and Target or Target and Maximum levels.

Step II: The number of shares of Common Stock determined under Step I may, in the Committee’s sole discretion, be multiplied by a factor ranging from [___] to [___] depending on the Committee’s evaluation of Company performance on a broad spectrum of measures that includes, but is not limited to, total shareholder return, cash flow, cash EPS, operational efficiency, customer retention and EBITDA. This discretionary factor, applied to the number of Earned Shares based solely on EPS in Step I, will determine the final number of Earned Shares to be issued to the Participant.

EXHIBIT B

Determination of the Number of CIC Earned Shares:

The number of CIC Earned Shares shall be determined in accordance with the following percentages applied to the Target Shares:

Performance Level	Threshold	Target	Maximum
CAGR	[___]%	[___]%	[___]%
Target Shares Modifier	[___]%	100%	[___]%

The Target Shares Modifier will be determined by linear interpolation if CAGR is between the Threshold and Target or Target and Maximum levels.